UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway Suite 550 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter submitted to a vote at the Annual Meeting of the shareholders of Quantum Corporation (the “Company”) held on August 16, 2022, as well as the number of votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on July 5, 2022.

Proposal 1. The following directors were elected to serve until the 2023 annual meeting or until their successors are elected and duly qualified:

	For	Against	Abstain	Broker Non-Votes
James J. Lerner	55,007,716	5,375,782	61,734	16,964,034
Marc E. Rothman	55,147,387	5,214,239	83,606	16,964,034
Rebecca J. Jacoby	55,074,497	5,304,074	66,661	16,964,034
Yue Zhou (“Emily”) White	55,165,103	5,190,915	89,214	16,964,034
Christopher D. Neumeyer	59,325,437	1,033,292	86,503	16,964,034

Proposal 2. The approval of an amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 125,000,000 to 225,000,000 was approved.

For	Against	Abstain
70,243,831	7,140,246	25,189

Proposal 3. The compensation of the Company’s named executive officers was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
57,817,859	1,446,970	1,180,403	16,964,034

Proposal 4. The appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023 was ratified.

For	Against	Abstain
76,484,860	298,090	626,316

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

August 22, 2022	/s/ Brian E. Cabrera
(Date)	Brian E. Cabrera
Senior Vice President, Chief Legal and Compliance Officer, and Secretary